Calculation of Filing Fee Tables
S-8
XPENG INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.00001 per share	Other	14,000,000	$ 5.35	$ 74,900,000.00	0.0001381	$ 10,343.69
Total Offering Amounts:						$ 74,900,000.00		$ 10,343.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,343.69
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement to which this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.00001 per share (the "Class A Ordinary Shares") of the Registrant, which may be offered and issued under the Second Amended and Restated 2019 Equity Incentive Plan, as amended (the "2019 Plan"), to prevent dilution from stock splits, stock dividends or similar transactions. (2) These Class A Ordinary Shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents two Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 dated December 9, 2020, May 14, 2021, May 22, 2023 and September 13, 2024. (3) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's ADSs as reported on the New York Stock Exchange on September 9, 2026 divided by two, the then Class A Ordinary Share-to-ADS ratio. (4) An additional 14,000,000 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2019 Plan, which were not previously registered under the Registrant's previous registration statements on Form S-8, as filed with the Securities and Exchange Commission on December 29, 2020 (File No. 333-251792), on June 21, 2022 (File No. 333-265733) and on September 13, 2024 (File No. 333-282085).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources